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                                                                 EXHIBIT 10.128

                           REVOLVING CREDIT AGREEMENT

This Revolving Credit Agreement (the "Agreement") is made and entered into by and between the undersigned borrower (the "Borrower") and the undersigned bank (the "Bank") as of the date set forth on the last page of this Agreement.

                                ARTICLE I. LOANS

1.1 Revolving Credit Loans. From time to time prior to February 27, 1999 (the "Maturity Date") or the earlier termination hereof, the Borrower may borrow from the Bank for working capital and general corporate purposes up to the aggregate principal amount outstanding at any one time of the lesser of (i) $5,000,000.00 (the "Loan Amount"), or (ii) if applicable, the Borrowing Base (defined below). All revolving loans hereunder will be evidenced by a single promissory note of the Borrower payable to the order of the Bank in the principal amount of the Loan Amount (the "Note"). Although the Note will be expressed to be payable in the full Loan Amount, the Borrower will be obligated to pay only the amounts actually disbursed hereunder, together with accrued interest on the outstanding balance at the rates and on the dates specified therein and such other charges provided for herein. In the event that the principal amount outstanding under the Note exceeds the Borrowing Base at any time, the Borrower will immediately, without request, prepay an amount sufficient to eliminate such excess.

1.2 Borrowing Base. The Borrowing Base will be an amount equal to 80% of the sum of (i) the face amount of Eligible Accounts, and (ii) cash or cash equivalent which is maintained in an appropriate deposit account at the Bank. The Borrower will provide the Bank with information regarding the Borrowing Base in such form and at such times as the Bank may request. The terms used in this
Section 1.2 will have the meanings set forth in a supplement entitled "Financial Definitions," a copy of which the Borrower acknowledges having received with this Agreement and which is incorporated herein by reference.

1.3 Advances and Paying Procedure. The Bank is authorized and directed to credit any of the Borrower's accounts with the Bank (or to the account the Borrower designates in writing) for all loans made hereunder, and the Bank is authorized to debit such account or any other account of the Borrower with the Bank for the amount of any principal or interest due under the Note or other amount due hereunder on the due date with respect thereto.

1.4      [Intentionally Omitted]

1.5      Loan Facility Fee.  The Borrower will pay a loan facility fee equal to:

         [x]       $               per annum, payable annually in advance; (or)


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         [ ]                % per annum of the Loan Amount, payable annually in
                  advance; (or)
         [X] 1/4 of 1% per annum of the difference between the Loan Amount and the unpaid principal amount of the Note outstanding from time to time, payable quarterly, in arrears, on the last business day of each third calendar month, and at maturity;
                  (or)

         [ ]                % per annum of the unpaid principal amount of the
                  Note outstanding from time to time, payable quarterly, in arrears, on the last business day of each third calendar month, and at maturity.

The loan facility fee is payable for the entire period that this Agreement is in effect, regardless of whether any amounts are outstanding hereunder at any given time.

1.6 Expenses and Attorneys' Fees. The Borrower will reimburse the Bank and any Participant (defined below) for all attorneys' fees and all other costs, fees and out-of-pocket disbursements (including fees and disbursements of both inside counsel and outside counsel) incurred by the Bank or any Participant in connection with the preparation, execution, delivery, administration, defense and enforcement of this Agreement or any of the other Loan Documents (defined below), including fees and costs related to any waivers or amendments with respect thereto (examples of costs and fees include but are not limited to fees and costs for filing, perfecting or confirming the priority of the Bank's lien, title searches or insurance, appraisals, environmental audits and other reviews related to the Borrower, any collateral or the loans, if requested by the Bank). The Borrower will also reimburse the Bank and any Participant for all costs of collection before and after judgment, and the costs of preservation and/or liquidation of any collateral (including fees and disbursements of both inside and outside counsel).

1.7      [Intentionally Omitted]

1.8 Conditions to Borrowing. The Bank will not be obligated to make (or continue to make) advances hereunder unless (i) the Bank has received executed originals of the Note and all other documents or agreements applicable to the loans described herein, including but not limited to the documents specified in
Article III (collectively with this Agreement the "Loan Documents"), in form and content satisfactory to the Bank; (ii) if the loan is secured, the Bank has received confirmation satisfactory to it that the Bank has a properly perfected security interest, mortgage or lien, with the proper priority, (iii) the Bank has received certified copies of the Borrower's Articles of Incorporation and By-Laws, or its Partnership Agreement (as appropriate), certification of corporate or partnership status satisfactory to the Bank and all other relevant documents; (iv) the Bank has received a certified copy of a resolution or authorization in form and content satisfactory to the Bank authorizing the loan and all acts contemplated by this Agreement and all related documents, and confirmation of all proper authorization of all guaranties and other acts of third parties contemplated hereunder; (v) the Bank has been provided with an Opinion of the Borrower's counsel in

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form and content satisfactory to the Bank confirming the matters outlined in
Section 2.2 and such other matters as the Bank requests; (vi) no default exists under this Agreement or under any other Loan Documents, or under any other agreements by and between the Borrower and the Bank; and (vii) all proceeding taken in connection with the transactions contemplated by this Agreement (including any required environmental assessments), and all instruments, authorizations and other documents applicable thereto, are satisfactory to the Bank and its counsel.

                      ARTICLE II. WARRANTIES AND COVENANTS

While any part of the credit granted to the Borrower under this Agreement or the other Loan Documents is available or any obligations under any of the Loan Documents are unpaid or outstanding, the Borrower continuously warrants and agrees as follows:

2.1 Accuracy of Information. All information, certificates or statements given to the Bank pursuant to this Agreement and the other Loan Documents will be true and complete when given.

2.2 Organization and Authority; Litigation. If the Borrower is a corporation or partnership, the Borrower is a validly existing corporation or partnership (as applicable) in good standing under the laws of its state of organization, and has all requisite power and authority, corporate or otherwise, and possesses all licenses necessary, to conduct its business and own its properties. The execution, delivery and performance of this Agreement and the other Loan Documents (i) are within the Borrower's power; (ii) have been duly authorized by proper corporate or partnership action (as applicable); (iii) do not require the approval of any governmental agency, other entity or person; and
(iv) will not violate any law, agreement or restriction by which the Borrower is bound. There is no litigation or administrative proceeding threatened or pending against the Borrower which would, if adversely determined, have a material adverse effect on the Borrower's financial condition or its property.

2.3 Existence; Business Activities; Assets. The Borrower will (i) preserve its corporate or partnership (as applicable) existence, rights and franchises; (ii) not make any material change in the nature or manner of its business activities; (iii) not liquidate, dissolve, merge or consolidate with or into another entity; and (iv) not sell, lease, transfer or otherwise dispose of all or substantially all of its assets.

2.4 Use of Proceeds; Margin Stock; Speculation. Advances by the Bank hereunder will be used exclusively by the Borrower for working capital and other regular and valid purposes. The Borrower will not, without the prior written consent of the Bank, redeem, purchase, or retire any of the capital stock or declare or pay any dividends, or make any other payments or distributions of a similar type or nature. The Borrower will not use any of the loan proceeds to purchase or carry "margin" stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No part of any of the proceeds will be used


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for speculative investment purposes, including, without limitation, speculating or hedging in the commodities and/or futures market.

2.5 Environmental Matters. Except as disclosed in a written schedule attached to this Agreement (if no schedule is attached, there are no exceptions), there exists no uncorrected violation by the Borrower of any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances as hereinafter defined, whether such laws currently exist or are enacted in the future (collectively "Environmental Laws"). The term "Hazardous Substances" will mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws. The Borrower is not subject to any judgment, decree, order or citation, or a party to (or threatened with) any litigation or administrative proceeding, which asserts that the Borrower (i) has violated any Environmental Laws; (ii) is required to clean up, remove or take remedial or other action with respect to any Hazardous Substances (collectively "Remedial Action"); or (iii) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party. Except as disclosed on the Borrower's environmental questionnaire provided to the Bank, there are not now, nor to the Borrower's knowledge after reasonable investigation have there ever been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled or disposed of on, under or at any real estate owned or occupied by the Borrower during the periods that the Borrower owned or occupied such real estate, which if present on the real estate or in soils or ground water, could require Remedial Action. To the Borrower's knowledge, there are no proposed or pending changes in Environmental Laws which would adversely affect the Borrower or its business, and there are no conditions existing currently or likely to exist while the Loan Documents are in effect which would subject the Borrower to Remedial Action or other liability. The Borrower currently complies with and will continue to timely comply with all applicable Environmental Laws; and will provide the Bank, immediately upon receipt, copies of any correspondence, notice, complaint, order or other document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by the Borrower or Remedial Action or other response by or on the part of the Borrower under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from the Borrower for an alleged violation of Environmental Laws.

2.6      [Intentionally Omitted]

2.7      [Intentionally Omitted]

2.8      [Intentionally Omitted]

2.9      [Intentionally Omitted]


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2.10     Insurance. The Borrower will maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties, and as is satisfactory to the Bank, including insurance for fire and other risks insured against by extended coverage, public liability insurance and workers' compensation insurance; and will designate the Bank as loss payee with a "Lender's Loss Payable" endorsement on any casualty policies and take such other action as the Bank may reasonably request to ensure that the Bank will receive (subject to no other interests) the insurance proceeds on the Bank's collateral.

2.11 Taxes and Other Liabilities. The Borrower will pay and discharge, when due, all of its taxes, assessments and other liabilities, except when the payment thereof is being contested in good faith by appropriate procedures which will avoid foreclosure or liens securing such items, and with adequate reserves provided therefor.

2.12 Financial Statements and Reporting. The financial statements and other information previously provided to the Bank or provided to the Bank in the future are or will be complete and accurate and prepared in accordance with generally accepted accounting principles. There has been no material adverse change in the Borrower's financial condition since such information was provided to the Bank. The Borrower will (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; (ii) provide the Bank with such information concerning its business affairs and financial condition (including insurance coverage) as the Bank may request; and (iii) without request, provide the Bank with management prepared financial statements:

         [X]      quarterly with    60       days of the end of each quarter;
         [ ]      monthly within ___________ days of the end of each month;

and annual _____________________________________________________________________
within ___________________ days of the end of each fiscal year (See Section 2(b) of Appendix 1 to Addendum to Revolving Credit Agreement)

2.13 Inspection of Properties and Records; Fiscal Year. The Borrower will permit representatives of the Bank to visit and inspect any of the properties and examine any of the books and records of the Borrower at any reasonable time and as often as the Bank may reasonably desire. The Borrower will not change its fiscal year.

2.14     Financial Status.  The Borrower will maintain at all times:

(i)      $____________________

(ii)     Tangible Net Worth in the amount of at least $100,000,000 at all times.


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(iii)    Debt Service Coverage Ratio of at least 1.5 tot 1 with the first measurement December 31, 1997 (annualized for that quarter), thereafter on a four-quarter, rolling basis.

The terms used in this Section 2.14 will have the meanings set forth in a supplement entitled "Financial Definitions," a copy of which the Borrower hereby acknowledges having received with this Agreement and which is incorporated herein by reference.

2.15 Paid-In-Full. [ ] If checked here, all revolving loans under this Agreement and the Note must be paid in full for a period of at least __________ consecutive days during each fiscal year.

3.1      [Intentionally Omitted]

3.2      [Intentionally Omitted]

3.3 Credit Balances; Setoff. As security for the payment of the obligations described in the Loan Documents and any other obligations of the Borrower to the Bank of any nature whatsoever (collectively the "Obligations"), the Borrower hereby grants to the Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of the Borrower now or hereafter in the possession of the Bank. The Bank may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) set off against the Obligations whether or not the Obligations (including future installments) are then due or have been accelerated, all without any advance or contemporaneous notice or demand of any kind to the Borrower, such notice and demand being expressly waived.

The information in this Article III is for information only and the omission of any reference to an agreement will not affect the validity or enforceability thereof. The rights and remedies of the Bank outlined in this Agreement and the documents identified above are intended to be cumulative.

                              ARTICLE IV. DEFAULTS

4.1 Defaults. Notwithstanding any cure periods described below, the Borrower will immediately notify the Bank in writing when the Borrower obtains knowledge of the occurrence of any default specified below. Regardless of whether the Borrower has given the required notice, the occurrence of one or more of the following will constitute a default:

(a) Nonpayment. The Borrower shall fail to pay (i) any interest due on the Note or any fees, charges, costs or expenses under the Loan Documents by 5 days after the same becomes due; or (ii) any principal amount of the Note when due.


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(b)      Nonperformance. The Borrower or any guarantor of Borrower's Obligations to the Bank ("Guarantor") shall fail to perform or observe any agreement, term, provision, condition, or covenant (other than a default occurring under (a), (c), (d), (e), (f) or (g) of this Section 4.1) required to be performed or observed by the Borrower or any Guarantor hereunder or under any other Loan Document or other agreement with or in favor of the Bank.

(c) Misrepresentation. Any financial information, statement, certificate, representation or warranty given to the Bank by the Borrower or any Guarantor (or any of their representatives) in connection with entering into this Agreement or the other Loan Documents and/or any borrowing thereunder, or required to be furnished under the terms thereof, shall prove untrue or misleading in any material respect (as determined by the Bank in the exercise of its judgment) as of the time when given.

(d) Default on Other Obligations. The Borrower or any Guarantor shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by the Borrower or any Guarantor to the Bank or any indebtedness in excess of $10,000 owing by the Borrower to any third party, and the period of grace, if any, to cure said default shall have passed.

(e) Judgments. Any judgment shall be obtained against the Borrower or any Guarantor which, together with all other outstanding unsatisfied judgments against the Borrower (or such Guarantor), shall exceed the sum of $10,000 and shall remain unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof.

(f) Inability to Perform; Bankruptcy/Insolvency. (i) the Borrower or any Guarantor shall die or cease to exist; or (ii) any Guarantor shall attempt to revoke any guaranty of the Obligations described herein, or any guaranty becomes unenforceable in whole or in part for any reason; or (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced under any Federal or state law by or against the Borrower or any Guarantor; or
         (iv) the Borrower or any Guarantor shall become the subject of any out-of-court settlement with its creditors; or (v) the Borrower or any Guarantor is unable or admits in writing its inability to pay its debts as they mature.

(g) Adverse Change; Insecurity. (i) there is a material adverse change in the business, properties, financial condition or affairs of the Borrower or any Guarantor, or in any collateral securing the Obligations; or (ii) the Bank in good faith deems itself insecure.

4.2 Termination of Loans; Additional Bank Rights. Upon the Maturity Date or the occurrence of any of the events identified in Section 4.1, the Bank may at any time (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) (i) immediately terminate its obligation, if


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any, to make additional loans to the Borrower; (ii) set off; and/or (iii) take such other steps to protect or preserve the Bank's interest in any collateral, including without limitation, notifying account debtors to make payments directly to the Bank, advancing funds to protect any collateral and insuring collateral at the Borrower's expense; all without demand or notice of any kind, all of which are hereby waived.

4.3 Acceleration of Obligations. Upon the Maturity Date or the occurrence of any of the events identified in Sections 4.1(a) through 4.1(e) and 4.1(g), and the passage of any applicable cure periods, the Bank may at any time thereafter, by written notice to the Borrower, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance will thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Upon the occurrence of any event under Section 4.1(f), the unpaid principal balance of any Obligations, together with all interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, will thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Nothing contained in Section 4.1, Section
4.2 or this section will limit the Bank's right to set off as provided in
Section 3.3 or otherwise in this Agreement.

4.4 Other Remedies. Nothing in this Article IV is intended to restrict the Bank's rights under any of the Loan Documents or at law, and the Bank may exercise all such rights and remedies as and when they are available.

                             ARTICLE V. OTHER TERMS

5.1 Financial Definitions Supplement. If a Borrowing Base or covenants regarding financial status apply to this loan, the "Financial Definitions" Supplement identified in Sections 1.2 and 2.14 of this Agreement is hereby incorporated into this Agreement. The Borrower acknowledges receiving a copy of such Supplement.

5.2 Additional Terms; Addendum/Supplements. The warranties, covenants, conditions and other terms described in this Section and/or in the Addendum and/or other attached document(s) referenced in this Section are incorporated into this Agreement:

              Appendix 1 to Addendum to Revolving Credit Agreement

                            ARTICLE VI. MISCELLANEOUS

6.1 Delay; Cumulative Remedies. No delay on the part of the Bank in exercising any right, power or privilege hereunder or under any of the other Loan Documents will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege


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hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Bank would otherwise have.

6.2 Relationship to Other Documents. The warranties, covenants and other obligations of the Borrower (and the rights and remedies of the Bank) that are outlined in this Agreement and the other Loan Documents are intended to supplement each other. In the event of any inconsistencies in any of the terms in the Loan Documents, all terms will be cumulative so as to give the Bank the most favorable rights set forth in the conflicting documents, except that if there is a direct conflict between any preprinted terms and specially negotiated terms (whether included in an addendum or otherwise), the specially negotiated terms will control.

6.3 Participations; Guarantors. The Bank may, at its option, sell all or any interests in the Note and other Loan Documents to other financial institutions (the "Participant"), and in connection with such sales (and thereafter) disclose any financial information the Bank may have concerning the Borrower to any such Participant or potential Participant. From time to time, the Bank may, in its discretion and without obligation to the Borrower, any guarantor or any other third party, disclose information about the Borrower and this loan to any guarantor, surety or other accommodation party. This provision does not obligate the Bank to supply any information or release the Borrower from its obligation to provide such information, and the Borrower agrees to keep all Guarantors advised of its financial condition and other matters which may be relevant to the Guarantors' obligations to the Bank.

6.4 Successors. The rights, options, powers and remedies granted in this Agreement and the other Loan Documents will extend to the Bank and to its successors and assigns, will be binding upon the Borrower and its successors and assigns and will be applicable hereto and to all renewals and/or extensions hereof.

6.5 Indemnification. Except for harm arising from the Bank's willful misconduct, the Borrower hereby indemnifies and agrees to defend and hold the Bank harmless from any and all losses, costs, damages, claims and expenses of any kind suffered by or asserted against the Bank relating to claims by third parties arising out of the financing provided under the Loan Documents or related to any collateral (including, without limitation, the Borrower's failure to perform its obligations relating to Environmental Matters described in
Section 2.5 above). This indemnification and hold harmless provision will survive the termination of the Loan Documents and the satisfaction of the Obligations due the Bank.

6.6 Notice of Claims Against Bank; Limitation of Certain Damages. In order to allow the Bank to mitigate any damages to the Borrower from the Bank's alleged breach of its duties under the Loan Documents or any other duty, if any, to the Borrower, the Borrower agrees to give the Bank immediate written notice of any claim or defense it has against the Bank, whether in tort or contract, relating to any action or inaction by the Bank under the Loan Documents, or the transactions related thereto, or of any defense to payment of the Obligations for any reason. The requirement of providing timely notice to the Bank


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represents the parties' agreed-to standard of performance regarding claims against the Bank. Notwithstanding any claim that the Borrower may have against the Bank, and regardless of any notice the Borrower may have given the Bank, the Bank will not be liable to the Borrower for consequential and/or special damages arising therefrom, except those damages arising from the Bank's willful misconduct.

6.7 Notices. Although any notice required to be given hereunder or under any of the other Loan Documents might be accomplished by other means, notice will always be deemed given when placed in the United States Mail, with postage prepaid, or sent by overnight delivery service, or sent by telex or facsimile, in each case to the address set forth below or as amended.

6.8 Payments. Payments due under the Note and other Loan Documents will be made in lawful money of the United States, and the Bank is authorized to charge payments due under the Loan Documents against any account of the Borrower. All payments may be applied by the Bank to principal, interest and other amounts due under the Loan Documents in any order which the Bank elects.

6.9 Applicable Law and Jurisdiction; Interpretation; Joint Liability. This Agreement and all other Loan Documents will be governed by and interpreted in accordance with the internal laws of the state where the Bank's main office is located, except to the extent superseded by Federal law. Invalidity of any provisions of this Agreement will not affect any other provision. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION OF THE BANK'S LOCAL OFFICE, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE NOTE, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein will affect the Bank's rights to serve process in any manner permitted by law, or limit the Bank's right to bring proceedings against the Borrower in the competent courts of any other jurisdiction or jurisdictions. This Agreement, the other Loan Documents and any amendments hereto (regardless of when executed) will be deemed effective and accepted only upon the Bank's receipt of the executed originals thereof. If there is more than one Borrower, the liability of the Borrowers will be joint and several, and the reference to "Borrower" will be deemed to refer to all Borrowers.

6.10 Copies; Entire Agreement; Modification. The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY

CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER, WHICH OCCURS AFTER RECEIPT BY YOU OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL AND IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

6.11 Waiver of Jury Trial. THE BORROWER AND THE BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

IN WITNESS WHEREOF, the undersigned have executed this REVOLVING CREDIT AGREEMENT as of August 19, 1997.

                                       ALTERNATIVE LIVING SERVICES, INC.
(Individual Borrower)                  Borrower Name (Organization)

                        (SEAL)         a Delaware corporation
------------------------

Borrower Name                          By /s/ Thomas E. Komula
              ---------------            ---------------------------------------
                                       Name and Title Thomas E. Komula
-----------------------------                         --------------------------
                        (SEAL)                        Senior Vice President
                                                      --------------------------
-----------------------------          By:
Borrower Name                             --------------------------------------
                                       Name and Title
                                                     ---------------------------

                                       FIRST STAR MILWAUKEE, N.A.
                                       (Bank)

                                       By /s/ James A. Meyer
                                         ---------------------------------------
                                       Name and Title James A. Meyer, President
                                                      --------------------------


                                  Page 11 of 11
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                        FINANCIAL DEFINITIONS SUPPLEMENT
                                       TO
                           REVOLVING CREDIT AGREEMENT


1. The term "Capital Expenditures" shall mean the aggregate amount of all purchases or acquisition of fixed assets, including real estate, motor vehicles, equipment, fixtures, leases and any other items that would be capitalized on Debtor's books under generally accepted accounting principles. The term "Capital Expenditures" will not include expenditures or charges for the usual and customary maintenance, repair and retooling Of any fixed asset, the acquisition of new tooling in the ordinary course of business or fixed asset acquisitions evidenced by a binding purchase order or agreement made prior to the date of this Agreement.

2. The term "Debt Service Coverage Ratio" shall mean the relationship, expressed as a numerical ratio, between:

         (i) The total of Borrower's earnings plus interest expense, tax expense, depreciation and amortization; and

         (ii) Current maturities of long-term debt, plus interest expense.

3.       [Intentionally omitted]

4.       [Intentionally omitted]

         The term "Eligible Account" shall mean an account owing to the Borrower or any subsidiary or joint venture in which Borrower is a member, which meets all of the following requirements at the time it comes into existence and continues to meet the same until it is collected in full:

         (i) Sale of Goods or Services Rendered. It arose from the performance of services by the Borrower, or from a bona fide sale or lease of goods on terms in effect as of the date of this Agreement as disclosed by the Borrower to the Bank; which services have been fully performed for an account debtor or which goods have been delivered or shipped to an account debtor residing in the United States or to a foreign account debtor acceptable to the Bank and supported by a letter of credit acceptable to the Bank or to the United States or any agency or department thereof whose accounts are assigned to the Bank under the Federal Assignment of Claims Act; and for which the Borrower has genuine and complete invoices, shipping documents or receipts;

         (ii) Age and Due Date. It is payable within N/A days of the date of invoice, and in each instance is not more than N/A days past due;

         (iii) Ownership. It is owned and assignable by the Borrower free of all claims, encumbrances and security interests (except the Banks paramount security interest);

         (iv) No Defenses. It is enforceable by the Borrower and the Bank against the account debtor for the amount shown as owing in the statements furnished by the Borrower to the Bank; it and the transaction out of which it arose comply with all applicable laws and regulations; it is not subject to any setoff, credit allowance or adjustment except discount for prompt payment, nor has the account debtor returned the goods or disputed liability; and it did not arise from a conditional sale, guaranteed sale, sale on approval, sale or return or sale on consignment;

         (v) Financial Condition of Account Debtor. Neither the borrower nor the Bank has any notice or knowledge of anything which might impair the credit standing of the account debtor or the prospect of payment of the account, nor does the dollar amount of past due invoices as a portion of the total dollar amount due from an account debtor exceed N/A %, which imitation may change from time to time;

         (vi) Affiliates. It is not due from an Affiliate of the Borrower, including, without limitation, (a) a parent corporation; (b) subsidiary corporation; (c) an entity controlled by any controlling shareholder(s) of the Borrower; or (d) any officer, director, shareholder or owner of the Borrower or of any Affiliate, (collectively "Affiliate");

         (vii)    Other Provisions.

6.       [Intentionally Omitted]

7.       [Intentionally Omitted]

8.       [Intentionally Omitted]

9. The term "Tangible Net Worth" shall mean the total of all assets properly appearing on the balance sheet of the Borrower in accordance with generally accepted accounting principles, less the sum of the following:

         (i) the book amount of all such assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, all such items as goodwill, trademarks, trademark rights, trade names, trade name rights, brands, copyrights, patents, patent rights, licenses, deferred charges and unamortized debt discount and expense;

         (ii) any write-up in the book value of any such assets resulting from a revaluation thereof subsequent to the date of the Revolving Credit Agreement, or the Term Loan Agreement, as the case may be;

         (iii) all reserves, including reserves for depreciation, obsolescence, depletion, insurance, and inventory valuation, but excluding contingency reserves not allocated for any particular purpose and not deducted from assets;

         (iv) the amount, if any, at which any shares of stock of the Borrower appear on the asset side of such balance sheet;

         (v) all liabilities of the Borrower shown on such balance sheet, but not including such indebtedness of the Borrower that is fully subordinated on its terms or convertible to equity at the option of the Borrower;

         (vi) all investments in foreign affiliates and nonconsolidated domestic affiliates; and

         (vii) all accounts or notes due to the Borrower from any shareholder, director, officer, employee or affiliate of the Borrower or from any relative of such party.

                     ADDENDUM TO REVOLVING CREDIT AGREEMENT

         This Addendum is made part of the Revolving Credit Agreement (the "Agreement") made and entered into by and between the undersigned borrower (the "Borrower") and the undersigned bank (the "Bank") as of the date identified below. The warranties, covenants and other terms described below are hereby added to the Agreement.

         See Appendix 1 attached hereto and incorporated herein.












Dated as of
            ------------------------

(Individual Borrower)                ALTERNATIVE LIVING SERVICES, INC.

                            (SEAL)   a Delaware corporation
----------------------------------

Borrower Name                        By: /s/ Thomas E. Komula
              --------------------      ----------------------------------------
                                     Name and Title: Thomas E. Komula,
                                                     ---------------------------
                                                     Senior Vice President
                                                     ---------------------------
                            (SEAL)
----------------------------------
                                     By
Borrower Name                          -----------------------------------------
              --------------------   Name and Title:
                                                    ----------------------------
                                     FIRSTAR BANK MILWAUKEE, NA.

                                     By: /s/ James A. Meyer
                                        ----------------------------------------
                                     Name and Title: James A. Meyer, President
                                                    ----------------------------

                                   APPENDIX 1

         1.       Additional Loan Terms.

                  a. The Bank may require any LIBOR Rate Loans to be repaid prior to the Termination Date for Revolving Loans and may refuse to make LIBOR Rate Loans in the event the Bank determines that (i) maintenance of the LIBOR Rate Loans would violate any applicable Requirements of Law, (ii) the interest rates on LIBOR Rate Loans do not accurately reflect the cost of making such Revolving Loans, or (iii) deposits in the amount of any LIBOR Rate Loan are not available to the Bank in the London Interbank Eurodollar Market.

                  b. In the event the Bank shall incur any loss, cost, expense or premium (including, without limitation, any loss of profit or loss, cost, expense or premium incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by the Bank to fund or maintain LIBOR Rate Loans or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to the Bank), as a result of:

                  (i) any payment of any LIBOR Rate Loans on a date other than the last day of the then applicable Loan Period for any reason, whether before or after Default, and whether or not such payment is required by any provisions of this Agreement; or

                  (ii) any failure by the Company to create, borrow, continue or effect by conversion of any LIBOR Rate Loans on the date specified in a notice given pursuant to this Agreement;

then upon the demand of the Bank, the Company shall pay to the Bank such amount as will reimburse the Bank for such loss, cost, expense or premium. If the Bank requests such a reimbursement it shall provide the Company with a certificate setting forth the computation of the loss, cost, expense or premium giving rise to the request for reimbursement in reasonable detail and such certificate shall be deemed prima facie correct.

         2. Additional Covenants. While any part of the credit granted to the Borrower under this Agreement or the other Loan Documents is available or any obligations under any of the Loan Documents are unpaid or outstanding, the Borrower covenants and agrees as follows:

                  a. SEC Reports. Within 10 days after transmission thereof, the Company shall deliver to the Bank copies of all annual reports, financial statements, proxy statements or other written communications which the Company sends to its stockholders and copies of all registration statements, proxy statements, all regular, special or periodic reports which it files, or any of its officers or directors or any shareholder which owns more than 10% of the outstanding securities of the Company files with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of the Company's securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' business.

                  b. As soon as available, and in any event within 115 days after the close of each fiscal year, a copy of the detailed annual audit report for such year and accompanying financial statements for the Company as of the end of such year, containing balance sheets and statements of income, retained earnings and cash flows for such year and for the previous fiscal year, as audited by independent certified public accountants of recognized standing selected by the Company and satisfactory to the Bank, which report shall be accompanied by (i) the unqualified opinion of such accountants to the effect that the statements present fairly, in all material respects, the financial position of the Company as of the end of such year and the results of its operations and its cash flows for the year then ended in conformity with GAAP;
(ii) a certificate of such accountants showing their calculation of the financial covenants contained herein and stating that their review disclosed no Default or that their review disclosed a Default and specifying the same and the action taken or proposed to be taken with respect thereto; and (iii) any supplementary comments and reports submitted by such accountants to the Company including the management letter, if any.

                  c. Accounts. The Company shall maintain its primary deposit, operating, and cash management accounts with Bank.

         3.       Additional Miscellaneous Term.

                  a. Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall be made on a consolidated basis so as to include the Company and its Subsidiaries, if any, in each such calculation and, to the extent applicable and except as otherwise specified in this Agreement, shall be made in accordance with GAAP; provided, however, that if any change in GAAP from those applied in the preparation of the financial statements referred to in Section 2.12 or Section 2(b) of this Appendix is occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the American Institute of Certified Public Accountants (or its boards or committees or successors thereto or agencies with similar functions), the initial announcement of which change is made after the date hereof, results in a change in the method of calculation of financial covenants, standards or terms found in Section 2.12 or Section 2(b) of this Appendix, the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to reflect such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made; and provided, further, that until such time as the parties hereto agree upon such amendments, such financial covenants, standards and terms shall be construed and calculated as though no change had taken place.

                                       2